ACCUMED, INC.

                               AFFILIATE AGREEMENT

     This AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of April 21, 1995 by and among ACCUMED, INC., an Illinois corporation ("Company"), ALAMAR BIOSCIENCES, INC., a California corporation ("Alamar"), and the undersigned affiliate ("Affiliate") of the Company.

                                 R E C I T A L S

     A. The Company and Alamar have entered into an Agreement and Plan of Reorganization, dated April 21, 1995 (the "Reorganization Agreement"), providing for the merger ("Merger") of the Company with and into the Alamar. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company will be converted into shares of Common Stock of Alamar at the rate determined in accordance with the Reorganization Agreement.

     B. Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock, no par value per share, of the Company as is indicated on the final page of this Agreement (the "Shares").

     C. Affiliate understands that Affiliate may be deemed to be an "affiliate" of the Company (within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act")), the Shares may only be disposed of in conformity with the limitations described herein. Affiliate has been informed that the treatment of the Merger as a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended, is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. Affiliate further understands that the representations, warranties and agreements set forth herein will be relied upon by Alamar, the Company and their respective counsel and accounting firms.

     NOW, THEREFORE, the parties agree as follows:

     1. Tax Treatment; Rule 145. Affiliate understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. Affiliate further understands and agrees that Affiliate may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

     2. Reliance Upon Representations Warranties and Covenants. Affiliate has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former shareholders of the Company maintain a meaningful


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continuing  equity  ownership  interest in Alamar  after the  Merger.  Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Alamar, the Company and their respective counsel and accounting firms.

     3.  Representations  Warranties  and  Covenants  of  Affiliate.   Affiliate
represents, warrants and covenants as follows:

          (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

          (b) Set forth below the signature below is the number of shares of Common Stock of the Company ("Company Stock") owned by Affiliate, including all Company Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Company Stock owned or held by Affiliate.

          (c) Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Common Stock of Alamar ("Alamar Stock") that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Alamar are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transaction is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act; (ii) counsel representing Affiliate, which counsel is reasonably satisfactory to Alamar, shall have advised Alamar in a written opinion letter satisfactory to Alamar and Alamar's legal counsel, and upon which Alamar and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; (iii) a registration statement under the Securities Act covering the Alamar Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "SEC") and made effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Alamar) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

          (d) Affiliate has, and as of the Effective Time will have, no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including a distribution by a partnership to its partners, or a corporation to its shareholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing, a "Sale") of the shares of Alamar Stock that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor. Affiliate is not aware of, or participating in, any Plan on the part


                                       -2-


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of the Company's  shareholders  to engage in Sales of the shares of Alamar Stock to be  issued  in the  Merger.  If any of  Affiliate's  representations  in this
Section 4(d) cease to be true at any time prior to the Effective Time, Affiliate will deliver to each of the Company and Alamar, prior to the Effective Time, a written statement to that effect, signed by Affiliate.

     4. Rules 144 and 145. From and after the Effective Time and for so long as is necessary in order to permit Affiliate to sell the Alamar Stock held by Affiliate pursuant to Rule 145 under the Securities Act and, to the extent applicable, Rule 144 under the Securities Act, Alamar will use its reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Affiliate to sell the Alamar Stock held by it pursuant to the terms and conditions of Rule 145 under the Securities Act and the applicable provisions of Rule 144 under the Securities Act.

     5. Limited Resales. Affiliate understands that, in addition to the restrictions imposed under Section 3 of this Agreement, the provisions of Rule 145 under the Securities Act limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below:

          (a) Unless and until the restriction "Cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) under the Securities Act set forth below become available, public resales of Restricted Securities may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1) under the Securities Act. Rule 145(d)(1) under the Securities Act permits such resales only: (i) while Alamar meets the public information requirements of Rule 144(c) under the Securities Act; (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Restricted Securities sold at any time together with all sales of restricted Alamar Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of (A) one percent (1%) of the Alamar Stock outstanding or (B) the average weekly volume of trading in Alamar Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four (4) calendar weeks preceding the date of receipt of the order to execute the sale.

          (b) Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(2) of the Securities Act if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities
     Act) the Restricted Securities for at least two (2) years after the Effective Time; (ii) Affiliate is not an affiliate of Alamar; and (iii) Alamar meets the public information requirements of Rule 144(c) under the Securities Act.

          (c) Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(3) under the Securities Act if Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities
     Act) the Restricted Securities for at least three (3) years and is not, and has not been for the last three (3) months, an affiliate of Alamar.

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          (d) Parent  acknowledges  that the  provisions of Section 3(c) of this
     Agreement will be satisfied as to any sale by the undersigned of the Restricted Securities pursuant to Rule 145(d) under the Securities Act, by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) under the Securities Act has been met or is inapplicable by virtue of Rule 145(d)(2) under the Securities Act or Rule 145(d)(3) under the Securities Act; provided, however, that Alamar has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) under the Securities Act.

     6. Legends. Affiliate also understands and agrees that stop transfer instructions will be given to Alamar's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF APRIL 10, 1995 BY AND AMONG ALAMAR BIOSCIENCES, INC., ACCUMED, INC. AND THE SHAREHOLDER, A COPY OF WHICH AFFILIATE AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF ALAMAR BIOSCIENCES, INC. ALAMAR BIOSCIENCES, INC. WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE, UPON WRITTEN REQUEST THEREFOR.

Alamar agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer of Alamar Stock permitted under Section 3(c) above.

     7. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

     8.  Counterparts.   This  Agreement  shall  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     9. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and any pledgee holding Restricted Securities as collateral.

     10. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

     11. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Illinois.

     12 Effect of Headiings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     13. Third Party Reliance. Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

ACCUMED, INC.,                             AFFILIATE:
an Illinois corporation




By: /s/ Peter P. Gombrich                  By:/s/ Peter P. Gombrich
   --------------------------                 -------------------------
Name:  Peter P. Gombrich                   Name:  Peter P. Gombrich
Title: President and Chief Executive       Title: Chairman, President and Chief
       Officer.                                   Executive Officer


ALAMAR BIOSCIENCES, INC.,                   Affiliate's Address for Notice:
a California corporation
                                            920 N. Franklin
                                            Suite 402
By: /s/ Kenneth E. Miller                   Chicago, Illinois 60610
    --------------------------
Name:  Kenneth E. Miller
Title: Chairman and Chief Executive
       Officer
                                            Shares beneficially owned:
                                            1,347,000 shares of AccuMed, Inc.
                                            Common Stock

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